EXHIBIT A Joint Filing Agreement
  In accordance with Rule 13d-1(f)(1) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them to this statement and any subsequent amendments hereto. Dated December 24, 1997.

M.D. SASS RE/ENTERPRISE INTERNATIONAL, LTD.
By:  M.D. Sass Management, Inc.

By:    /s/ Martin E. Winter
--------------------------------------
Martin E. Winter
Senior Vice President

M.D. SASS RE/ENTERPRISE PARTNERS, L.P.
By:  M.D. Sass Associates, Inc.,
   its General Partner

By:    /s/ Martin E. Winter
--------------------------------------
Martin E. Winter
Senior Vice President

M.D. SASS PARALLAX PARTNERS, L.P.
By:  M.D. Sass GPU Inc., its General Partner

By:    /s/ Martin E. Winter
--------------------------------------
Martin E. Winter, Treasurer

M.D. SASS ASSOCIATES, INC.
EMPLOYEES PROFIT SHARING PLAN

By:    /s/ Martin E. Winter
--------------------------------------
Martin E. Winter
Trustee

M.D. SASS MANAGEMENT, INC.

By:    /s/ Martin E. Winter
--------------------------------------
Martin E. Winter
Senior Vice President

M.D. SASS ASSOCIATES, INC.

By:    /s/ Martin E. Winter
--------------------------------------
Martin E. Winter
Senior Vice President

M.D. SASS GPU INC.

By:    /s/ Martin E. Winter
---------------------------------------
Martin E. Winter, Treasurer

M.D. SASS INVESTORS SERVICES, INC.
By:    /s/ Martin E. Winter
--------------------------------------
Martin E. Winter
Senior Vice President

CORPORATE RENAISSANCE GROUP INC.

By:    /s/ Martin E. Winter
--------------------------------------
Martin E. Winter
Treasurer

J. B. RUBIN & CO. DEFINED CONTRIBUTION PLAN

By:    /s/ James B. Rubin
--------------------------------------
James B. Rubin
Trustee